Exhibit 10.12
First Amendment to Employment Agreement
This First Amendment to the employment agreement by and between THE WARNACO GROUP, INC., a Delaware corporation (together with its successors and assigns, the “Company”), and ELIZABETH WOOD (the “Executive”), dated as of December 31, 2008 (the “Agreement”), is made and entered into on the date written below. All definitions not defined herein have the meaning ascribed to such terms in the Agreement.
WHEREAS, the Company desires to amend the Agreement to provide a pro-rata bonus for the Executive upon certain terminations of employment without Cause or for Good Reason;
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:
1. Section 6(a) of the Agreement is amended by deleting the “and” at the end of Section 6(a)(iii), replacing the period at the end of Section 6(a)(iv) with “; and”, and adding the following new clause (v) at the end of Section 6(a):
(v) a pro-rata annual bonus determined by multiplying the amount of the annual bonus the Executive would have received had her employment continued through the end of the fiscal year in which the Date of Termination occurs by a fraction, the numerator of which is the number of days during such fiscal year that the Executive was employed by the Company and the denominator of which is 365, payable when bonuses for such fiscal year are paid to other Company executives (but in all events in the fiscal year following the fiscal year in which the Date of Termination occurs and no later than 60 days after the end of fiscal year in which the Date of Termination occurs).
2. Except as otherwise set forth herein, the Agreement continues in full force and effect.
IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date written below.

THE WARNACO GROUP, INC.

By:	/s/ Joseph R. Gromek

	Name:	Joseph R. Gromek
	Title:	Chief Executive Officer

THE EXECUTIVE

/s/ Elizabeth Wood

ELIZABETH WOOD
Date: October 31, 2011